SUBSCRIPTION AGREEMENT
                       PALOMAR MEDICAL TECHNOLOGIES, INC.


         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTIONS 4(2) AND 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


         IN REACHING THE CONCLUSION THAT SUBSCRIBER DESIRES TO PURCHASE THE DEBENTURES, SUBSCRIBER HAS CAREFULLY EVALUATED SUBSCRIBER'S FINANCIAL RESOURCES AND INVESTMENT POSITION, AND THE RISKS ASSOCIATED WITH THIS INVESTMENT, AND ACKNOWLEDGES THAT THE DEBENTURES INVOLVE A HIGH DEGREE OF RISK AND THAT SUBSCRIBER COULD LOSE THE ENTIRE INVESTMENT.



         This Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offer and subscription by the undersigned to purchase 5% Convertible Debentures Due December __, 2001 (5 years from Closing Date), with all interest due at maturity ("Debentures") of Palomar Medical Technologies, Inc., a Delaware corporation (the "Company") in an aggregate principal amount of $_________________. The terms on which the Debentures may be converted into Common Stock (such Common Stock underlying the Debentures being referred to herein as "Shares") and the other terms of the Debentures are set forth therein and in Sections herein. This Subscription and, if accepted by the Company, the offer and sale of Debentures and the Shares (collectively, the "Securities"), are being made in reliance upon the provisions of Sections 4(2) and 4(6) of the United States Securities Act of 1933, as amended (the "Act"). The undersigned, in order to induce the Company will rely thereon, represents, warrants and agrees as follows:


1.       OFFER TO SUBSCRIBE; PURCHASE PRICE

The Subscriber hereby offers to purchase and subscribes for the number of Debentures set forth on the signature page hereto, at a price of 100%. The Closing shall be deemed to occur when this Agreement has been executed by both Subscriber and Company (the "Closing Date" or "Debenture Date"). The Company agrees to deliver certificates representing the Debentures subscribed within 10 days of Closing. On or prior to the Closing Date, the Subscriber will deliver to the Company the full amount of the Purchase Price by wire transfer to the account set forth below.

                  Citibank
                  399 Park Avenue
                  New York, NY  10048

                  ABA 021000089
                  Account Number:           40611172
                  Account Name:             Dean Witter Reynolds, Inc.
                  For Further Credit to:
                      Account Number:       593109782
                      Account Name:         Palomar Medical Technologies, Inc.

2.       REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

Subscriber hereby represents and warrants as follows:

     (a) Subscriber is an Accredited Investor as evidenced by the Subscriber meeting at least one of the following standards:

                    (A) is an individual  and had income in excess of $200,00 in the two most recent tax years (or $300,000 income jointly with his spouse) and reasonably expect to have income at the same level in the current tax year; or

                    (B) is an individual and his net worth (i.e. excess of total assets over total liabilities), either individually or together with my spouse, is at least $1,000,000; or

                    (C) is a trust,  corporation,  partnership,  or organization defined in Section 501(c)(3) of the Code, not formed for the purpose or purchasing the Debentures, with assets in excess of $5,000,000; or

                    (D) is a national  bank; a state  banking  institution,  the business of which is substantially confined to banking and is supervised by state banking officials; a savings and loan association; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company; an investment company registered under the Investment Company Act of 1940; a business development company as defined in Section 2(a)(48) of that Act or a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, a self-directed plan where the investment decisions are made by accredited investors; or

                    (E) is an entity in which each of the equity owners meet the standards set forth in any of the immediately preceding subparagraphs (A), (B), (C), or (D). (IF YOU MEET THE STANDARDS IN THIS SUBPARAGRAPH, PLEASE ALSO COMPLETE THE FOLLOWING:)

                    I  certify  that the  following  is a  complete  list of all owners of equity or trustees, that each such owner or trustee has initialed the space opposite his name and that each such owner or trustee understands that by initialing that space he is representing that he is an accredited investor satisfying either A, B, C or D above.

               Name of Owner of         Type of
               Equity or Trustee        Accredited Investor           Initials

               -----------------        --------------------          ----------
               -----------------        --------------------          ----------
               -----------------        --------------------          ----------


     (b) The Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Subscriber. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Subscriber has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (as amended by Amendment No. 1 thereto on Form 10-KSB/A filed with the Securities and Exchange Commission (the "SEC" on August 23, 1996), (2) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996 (as amended by Amendment No. 1 thereto on Form 10-QSB/A filed with SEC on August 23, 1996), June 30, 1996 and September 30, 1996, (3) Current Report on Form 8-K, dated May 3, 1996, as amended by Amendment No. 1 thereto on Form 8-K/A dated May 3, 1996,
(4) definitive Proxy Statement for its 1996 Annual Meeting of Stockholders,  and
(5) Registration Statement on Form S-3 (the "October Registration Statement") declared effective on October 17, 1996 (Registration No. 333-10681), in each case as filed with the SEC.

     (c) Subscriber is acquiring the Debentures solely for Subscriber's own account, for investment, and not with a view to the distribution thereof. Subscriber's financial condition is such that he is not under any present necessity or constraint to dispose of the Debentures to satisfy any existing or contemplated debt or undertaking. If Subscriber is a corporation, trust, association, partnership, or any other entity other than an individual, the purchase of the Debentures by Subscriber has been duly authorized as required by law or agreement to be taken, and the Debentures constitute a legal investment for such entity.

     (d) Subscriber is aware of the fact that the Debentures have not been registered, nor is registration contemplated, under the Securities Act of 1933 (the "Act"), and, accordingly, no federal agency has recommended or endorsed the purchase of the Debentures or passed on the adequacy or accuracy of the information set forth in the Form 10-KSB. Subscriber understands that since the Debentures have not been registered under the Act, they must be held indefinitely unless they are subsequently registered under the Act or unless, in the opinion of counsel for the Company, a sale or transfer may be made without registration thereunder. Subscriber agrees that the Debentures may bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company's transfer agent restricting the transfer of the Debentures in manner consistent with the foregoing.

     (e) Subscriber, in electing to subscribe for the Securities hereunder, has relied upon an independent investigation made by it and its representative, if any. Subscriber has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

     (f) If Subscriber desires to sell and distribute Registered Shares over a period of time, or from time to time, at then prevailing market prices, then Subscriber shall execute and deliver to the Company such written undertakings as the Company and its Counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act including, without limitation, providing the Company with 48 hours' prior written notice of each such sale and providing the Company with assurances, reasonably satisfactory to the Company, that Subscriber will meet the prospectus delivery requirements under the Security Act.

3.       REGISTRATION RIGHTS

The Company agrees to file and use reasonable efforts to make effective a registration statement with the Securities and Exchange Commission (the "SEC") (on Form S-3, its successor form, or any other form under the Securities Act of 1933 under which the Shares underlying the Debentures are eligible to be registered), within 90 days of the Closing Date, covering the Shares underlying the Debentures, at the Company's cost and expense (excluding the costs of legal counsel to the holders of the Debentures). If the Registration Statement is not declared effective within 90 days of the Closing Date, the rate of interest on the Debentures shall increase by .5% per annum and continue to increase by an additional .5% per annum for every 30 days thereafter, up to a maximum increase of 5%, until such Registration Statement is declared effective. The subscriber shall furnish the Company with such information as the Company may request in writing and as shall be required in connection with any registration thereunder.

4.       RESALES

Subscriber acknowledges and agrees that the Securities may only be resold (a) pursuant to a Registration Statement under the Act; or (b) pursuant to an exemption from registration.

5.       SUBSEQUENT TRANSFER OF SECURITIES

Once a registration statement has been filed and declared effective as contemplated in Section 3 above, the Company agrees, and shall instruct its transfer agent, that the Securities may be transferred to any person or entity who is not an affiliate of the Company without (a) any further restriction on transfer or (b) the entry of a "stop transfer" order against such Securities, provided that the person(s) or entity(ies) requesting transfer furnish the appropriate representations to the Company's legal counsel.

6.       RELEASE OF PROCEEDS TO THE COMPANY

The proceeds of the offering shall be released to the Company upon the Closing of this offering, as defined in Section 1 of this Agreement.

7.       TERMS OF CONVERSION

The Debentures shall contain the following provisions in Section 3 thereof regarding the conversion of the Debentures:

     The Holder of this Debenture is entitled, at its option, at any time after 90 days after the Debenture Date until maturity hereof, to convert the principal amount of the Debenture or any portion of the principal amount hereof which is at least One Hundred Thousand Dollars ($100,000 U.S.) or, if at the time of such election to convert, the aggregate principal amount of all Debentures registered to the Holder is less than One Hundred Thousand Dollars ($100,000 U.S.), then the whole amount thereof, into Shares of Common Stock of the Company at a conversion price for each share of Common Stock equal to Eight Five Percent (85%) of the Market Price of the Company's Common Stock; provided that in any 30 day period the Holder of these Debentures (or its transferee) may convert no more than 33% (or 34% of the Debentures, in the last 30 day period available for conversion of the Debentures) of the Debentures purchased by the Holder, whether or not such Holder exercised its right to convert the Debenture after 90 days after the Debenture Date. If such conversion price on the date of conversion would be (x) less than or equal to $5.25 per share (the "Conversion Price Floor"), the Company shall have the right to redeem the Debentures within 30 days of the Notice of Conversion at the face amount of the Debentures plus accrued but unpaid interest, or (y) greater than $15 per share, the conversion price shall be equal to $15 per share (the "Conversion Price Ceiling). As used herein, the Market Price shall be the average closing bid price of the Common Stock over the ten (10) trading days immediately prior to the conversion date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price in the over-the-counter market or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on the exchange, as reported in the Wall Street Journal, over such ten (10) day period. Such conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. The Company shall use its best efforts to have the Shares of Common Stock issued and delivered to the Holder thereof within ten business days of the receipt of the conversion form and Debentures(s). If this Debenture is converted into Shares of Common Stock of the Company pursuant to this Section, the amount of accrued but unpaid interest shall be subject to conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded down to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company.

8.       TERMS OF REDEMPTION

The Debentures shall contain the following provisions in Section 5 thereof regarding the redemption of the Debentures:

     The Company may, at any time the Debentures are outstanding, upon 20 days written notice to the Holder, elect to redeem the full amount of the Debentures then outstanding or a pro rata portion thereof. The Holder shall have 10 days after receipt of written notice of redemption to submit a Notice of Conversion to the Company if the Holder desires to convert. The redemption price shall be calculated at 120% of the amount of the Debenture being redeemed. All accrued but unpaid interest shall be waived at the time of redemption. Each Holder of the Debenture shall be entitled to redeem a pro rata portion of the Debentures being redeemed by the Company.

9.       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts except for matter arising under the Act or the Securities Exchange Act of 1934 which matters shall be construed and interpreted in accordance with such laws.


10.      NOTICES

All communications hereunder shall be in writing, and, if sent to the Subscriber shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Subscriber at:

         Name:
         Address:
         City:
         Country:
         Attention:

or, if sent to the Company, shall be delivered, sent by registered mail or by telecopy and confirmed to the Company at:

         Palomar Medical Technologies, Inc.
         66 Cherry Hill Drive
         Beverly, MA  01915
         Attention:  Paul S. Weiner, Director of Finance
         Telephone:        (508) 921-9300
         Telecopy:         (508) 921-5801

         The undersigned hereby subscribes for $______________ in principal amount of Debentures and pays herewith funds in the same amount.

         The undersigned acknowledges that this subscription shall not be effective unless accepted by the Company as indicated below.

Dated this                 day of                            ,1996.




(Printed Name)




(Signature)



(Mailing Address)


THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE             DAY OF
, 1996.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.




                                                     By:
                                     Printed Name/Title:

                                  AMENDMENT TO
                             SUBSCRIPTION AGREEMENT

        THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (this "Amendment"), dated as of JANUARY 10, 1997, is by an between Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), and Berckeley Investment Group, Ltd. (the "Subscriber")

        WHEREAS, the Company and the Subscriber entered into that certain Subscription Agreement, dated December 31, 1996 (the "Agreement"), pursuant to which the Subscriber acquired $5,000,000 5% Convertible Debentures Due December 31, 2001 (the "Debentures") of the Company; and

        WHEREAS the Company and the Subscriber have agreed to amend certain terms of the Agreement and certain terms of the Debentures;

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        SECTION 1- AMENDMENT OF ITEM 3 OF SUBSCRIPTION AGREEMENT

Replace the following language:

"The Company agrees to file and use reasonable efforts to make effective a registration statement with the Securities and Exchange Commission (the "SEC") (on Form S-3, its successor form, or any other form under the Securities Act of 1933 under which the Shares underlying the Debentures are eligible to be registered), within 90 days of the Closing Date, covering the Shares underlying the Debentures, at the Company's cost and expense (excluding the costs of legal counsel to the holders of the Debentures). If the Registration Statement is not declared effective within 90 days of the Closing Date, the rate of interest on the Debentures shall increase by .5% per annum and continue to increase by an additional .5% per annum for every 30 days thereafter, up to a maximum increase of 5%, until such Registration Statement is declared effective."

With:

"The Company agrees to file and use reasonable efforts to make effective a registration statement with the Securities and Exchange Commission (the "SEC") (on Form S-3, its successor form, or any other form under the Securities Act of 1933 under which the Shares underlying the Debentures are eligible to be registered), within 120 days of the Closing Date, covering the Shares underlying the Debentures, at the Company's cost and expense (excluding the costs of legal counsel to the holders of the Debentures). If the Registration Statement is not declared effective within 120 days of the Closing Date, then the Company will pay a penalty equal to 0.5% of the amount of the Debenture per month in cash or common stock up to a maximum of 5%, until such Registration Statement is declared effective."

         SECTION 2 - AMENDMENT OF ITEM 7 OF SUBSCRIPTION AGREEMENT AND
                              ITEM 3 OF DEBENTURE

Replace the following language:

"If such conversion price on the date of conversion would be (x) less than or equal to $5.25 per share (the "Conversion Price Floor"), the Company shall have the right to redeem the Debentures within 30 days of the Notice of Conversion at the face amount of the Debentures plus accrued but unpaid interest, or (y) greater than $15 per share, the conversion price shall be equal to $15 per share (the "Conversion Price Ceiling)."

With:

"If such conversion price on the date of conversion would be less than or equal to $5.25 per share (the "Conversion Price Floor"), the Company shall have the right to redeem the Debentures within (30) thirty days from the Notice of Conversion. The redemption price shall be calculated at 115% of the amount of the Debenture being redeemed. All accrued but unpaid interest shall be waived at the time of redemption. The Holder may fax a Notice to the Company, Attn.: Paul
S. Weiner, requiring the Company to declare, by faxed notice within (5) five business days of the Notice from the Holder, whether it intends to effect such redemption. In the event the Company does not reply during said (5) five business days, the Company may not redeem that Holder's Debenture during the
(30) thirty days following the Notice from the Holder. If such conversion price on the date of conversion would be greater that $15 per share, the conversion price shall be equal to $15 per share (the "Conversion Price Ceiling)."

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Subscription Agreement to be executed by their duly authorized representatives as of the date set forth below.



                                              BERCKELEY INVESTMENT GROUP, LTD.

                                              By:

                                              Name:

                                              Title:


                                              PALOMAR MEDICAL TECHNOLOGIES, INC.

                                              By:

                                              Name:

                                              Title: